Summary of Loan Agreement by and between BAK International (Tianjin) Limited and Tianjin Branch, Agricultural Bank of China dated May 26, 2008

Main contents
➢	Contract number: Nong Yin Gu Ji Jie Zi 12101200800001538;
➢	Loan principal: RMB160 million;
➢	Loan term: May 26, 2008~May 26, 2012;
➢	Interest rate: Float rate according to the basic rate announced by the People’s Bank of China, adjusted every three months, the interest should be paid by quarter;
■	Penalty interest rate for delayed repayment: 1.5*the above rate;
■	Penalty interest rate for embezzlement of loan proceeds: 2* the above rate;
➢	Purpose of the loan is to provide fund for the Company to construct its first phase of Li-ion Power Tool Cell Automated Line Project;
➢	Advanced repayment and advanced withdrawal of loan needs to be approved by Agriculture Bank of China;
➢	Loan withdrawal and repayment: The Company shall repay the principals as follows:
■	Repay RMB 30 million between May 26, 2009 and December 26, 2009;
■	Repay RMB 30 million between May 26, 2010 and December 26, 2010;
■	Repay RMB 50 million between May 26, 2011 and December 26, 2011;
■	Repay RMB 30 million on May 26, 2012
Headlines of the articles omitted:
➢ Definition and explanation
➢ The borrower’s statement and guaranty
➢ Condition required to withdraw the loan
➢ Supervision of the account
➢ Check on the use of the loan and supervision of the project
➢ Guaranty
➢ Rights and obligation of the borrower
➢ Rights and obligations of the lender
➢ Insurance
➢ Confidentiality
➢ Breach of contract penalty
➢ Miscellaneous
➢ Dispute settlement
➢ Validity of the contract
➢ Note